     As filed with the Securities and Exchange Commission on June 28, 1996
                                                        Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                           RUSH ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)

              TEXAS                                   74-1733016
 (State or other jurisdiction of           (I.R.S Employer Identification No.)
  incorporation or organization)


             8810 I.H. 10 EAST
            SAN ANTONIO, TEXAS                           78219
      (Address of Principal Executive                  (Zip Code)
                 Offices)


               RUSH ENTERPRISES, INC. LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                                W. MARVIN RUSH
                          CHAIRMAN OF THE BOARD AND
                           CHIEF EXECUTIVE OFFICER
                            RUSH ENTERPRISES, INC.
                              8810 I.H. 10 EAST
                          SAN ANTONIO, TEXAS  78219
                   (Name and address of agent for service)

                                 (210) 661-4511
         (Telephone number, including area code, of agent for service)

                            --------------------

                                With Copy to:

                         Fulbright & Jaworski L.L.P.
                        300 Convent Street, Suite 2200
                           San Antonio, Texas 78205
                                (210) 224-5575
                         Attention: Phillip M. Renfro

                            --------------------

                       CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                                           Proposed
                                                                                            Maximum
                                                                    Proposed Maximum       Aggregate         Amount of
       Title of Securities to be                                   Offering Price Per    Offering Price    Registration
              Registered                Amount to be registered        Share (1)              (1)               Fee
- -----------------------------------------------------------------------------------------------------------------------
 Common Stock,  $.01 par value . . .         500,000 shares              $12.56            $6,281,250        $2,165.95
- -----------------------------------------------------------------------------------------------------------------------
 Purchase Rights(2)(3) . . . . . . .         500,000 shares                --                  --                --
- -----------------------------------------------------------------------------------------------------------------------
 Total . . . . . . . . . . . . . . .                                                       $6,281,250        $2,165.95
=======================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the National Market System of NASDAQ on June 19, 1996.
(2)      No fee pursuant to Rule 457(g).
(3) Purchase Rights related to the Common Stock pursuant to the Rights Agreement dated April 8, 1996, between Registrant and American Stock Transfer & Trust Company, Trustee.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are hereby incorporated by reference in this Registration Statement:

               1. The prospectus of Rush Enterprises, Inc., a Texas corporation (the "Registrant"), filed with Registration Statement No. 333-03346 pursuant to Rule 424(b) under the Securities of 1933, as amended (the "Securities Act"), which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1995;

               2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of the Registration Statement No. 333-03346; and

               3. The description of the Registrant's common stock, $.01 par value (the "Common Stock"), contained in a registration statement on Form S-1, Registration Statement No. 333-03346, including any amendment or report filed for the purpose of updating such description.

               4. The description of the Registrant's purchase rights (the "Purchase Rights"), contained in a registration statement on Form S-1, Registration Statement No. 333-03346, including any amendment or report filed for the purpose of updating such description.


               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.





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
ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

               The Company's Amended and Restated Articles of Incorporation and Bylaws provide for indemnification of its present and former directors and officers. The Company's Bylaws further provide for indemnification of officers and directors against reasonable expenses actually incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

               The Amended and Restated Articles of Incorporation of the Company contain a provision that limits the liability of the Company's directors as permitted under Texas law. The provision eliminates the liability of a director to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The provision does not affect the liability of a director for (i) breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company, or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the limitation of liability of directors applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer his or her role as an officer and does not limit a director's liability under any other law, such as federal securities law.

               The Company has entered into Indemnification Agreements with all of its directors, and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees), judgments, penalties and fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which any of such individuals are, or are threatened to be made, a party by reason of their status in such position. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the Texas Business Corporation Act or the Amended and Restated Articles of Incorporation of the Company. Such provisions are intended to be in furtherance, and not in limitation of, the general right to the indemnification provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


ITEM 8.        EXHIBITS.

     3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     3.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.1    Specimen Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.2 Warrant Purchase Agreement among the Company and Ladenburg, Thalmann & Co. Inc. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.3 Rights Agreement dated April 8, 1996, between the Company and American Stock Transfer & Trust Company, Trustee (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.4 Form of Rush Enterprises, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.84 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.5 Form of Option Agreement under the Rush Enterprises, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.85 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333- 03346)).

*    5.1    Opinion of Fulbright & Jaworski L.L.P.

*   23.1    Consent of Arthur Andersen LLP.

*   23.2    Consent of Ernst & Young LLP.

*   23.3    Consent of Fulbright & Jaworski L.L.P. (included in  Exhibit 5.1).





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

*   24.1    Powers of Attorney from certain members of the Board of Directors of the Company (included at II-6).

- ---------------------------
*           Filed herewith.

ITEM 9.     UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN ANTONIO, STATE OF TEXAS, ON JUNE 24, 1996.


                                       RUSH ENTERPRISES, INC.



                                       By:  /s/ W. Marvin Rush
                                          ------------------------------
                                                W. Marvin Rush
                                                Chairman of the Board and
                                                Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints W. Marvin Rush, W. M. "Rusty" Rush and
D. Jeffrey Michell, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                  Title                              Date
              ---------                                  -----                              ----
        /s/ W. Marvin Rush              Director, Chairman of the Board and             June 24, 1996
 ------------------------------------   Chief Executive Officer (Principal
            W. Marvin Rush              Executive Officer


        /s/ W. M. "Rusty" Rush          Director and President                          June 24, 1996
 ------------------------------------
            W. M. "Rusty" Rush


        /s/ Robin M. Rush               Executive Vice President, Secretary,            June 24, 1996
 ------------------------------------   Treasurer and Director (Principal
            Robin M. Rush               Financial Officer and Accounting
                                        Officer)


        /s/ Joseph M. Dunn              Director                                        June 24, 1996
 ------------------------------------
            Joseph M. Dunn


        /s/ Ronald J. Krause            Director                                        June 24, 1996
 ------------------------------------
            Ronald J. Krause





                                     II-6